UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________

FORM 8-K
_____________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2021
AMN HEALTHCARE SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-16753	06-1500476
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8840 Cypress Waters Boulevard, Suite 300
Dallas, Texas 75019
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (866) 871-8519
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMN	NYSE

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2021, the Board of Directors (the "Board") of AMN Healthcare Services, Inc. (the “Company”) voted to increase the size of the Board from eight to nine members, and to elect Mr. Jorge A. Caballero as a new director to fill the vacancy created by such increase, with such appointment effective that day. Mr Caballero will serve a term expiring at the Company's 2022 Annual Meeting of Shareholders or until he otherwise resigns, is removed, or becomes disqualified. The Board has determined that Mr. Caballero qualifies as an independent director under the New York Stock Exchange ("NYSE") rules and the Company's Director Independence Standards. Mr. Caballero was also appointed as a member of the Board's Audit Committee and Corporate Governance and Compliance Committee. The Board has also determined that Mr. Caballero qualifies as an "audit committee financial expert" under NYSE rules.

Mr. Caballero is an accomplished global business executive with a strong financial background and extensive experience in mergers and acquisitions, who served as Managing Partner of Deloitte's Business Tax Services U.S.-India practice prior to retirement in June 2019.

Until his retirement, Mr. Caballero served in many capacities at Deloitte, joining as a tax manager in 1987 and being admitted to the partnership three years later where he led teams from tax, audit, consulting, and risk and served as a state and regional tax managing partner prior to serving in a global role. In other business and public roles, Mr. Caballero served as Chief Diversity Officer on the board of Deloitte Tax LLP, as well as a board of directors and Finance Committee chair on the boards of United Way, Essex and West Hudson in New Jersey, and The College of New Jersey. He also served on the boards of New Jersey State Board of Accountancy, Jersey Battered Women's Service and the Hispanic Association of Colleges and Universities.

In connection with his election to the Board and its Audit Committee and Corporate Governance and Compliance Committee, Mr. Caballero received 437 restricted stock units with an aggregate grant date fair value of approximately $47,400, which will vest on the earlier of (a) the first anniversary of the grant date, or (b) the Company's 2022 Annual Meeting of Shareholders. The value of this equity grant is based on the anticipated number of full calendar months of services time that he will complete leading up to the Company's 2022 Annual Meeting of Shareholders. Mr. Caballero will also receive a pro-rata portion of the Company's annual non-employee director cash retainer commencing with a payment of $3,668.48 on December 14, 2021 and will be eligible for the quarterly cash retainer of $18,750 for services rendered during the first quarter of 2022, which is anticipated to be paid in January 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

Date: December 14, 2021	By:	/s/ Susan R. Salka
Susan R. Salka
President & Chief Executive Officer